SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by Registrant:                         [ X ]
Filed by a Party other than the Registrant:  [   ]

Check the appropriate box:
[   ] Preliminary Proxy Statement        [   ] Confidential, for Use of the
[ X ] Definitive Proxy Statement               Commission Only (as permitted
[   ] Definitive Additional Materials          by Rule 14a-6(e)(2))
[   ] Soliciting Materials Pursuant to Section 240.14a-11(c) or Section 240.14a-
      12

                            CompX International Inc.
------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]     No fee required.

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          pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

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[   ]     Fee paid previously with preliminary materials.

[   ]     Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

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     4)   Date Filed:


[Logo goes here]





                            CompX International Inc.
                       16825 Northchase Drive, Suite 1200
                             Two Greenspoint Plaza
                             Houston, Texas   77060



                                 March 31, 1999






To Our Stockholders:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of CompX International Inc., which will be held on Friday, May 14, 1999, at 10:00 a.m., local time, at the corporate offices of Valhi, Inc. at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

                                   Sincerely,




                                   Joseph S. Compofelice
                                   Chairman of the Board, President and
                                   Chief Executive Officer




                            CompX International Inc.
                       16825 Northchase Drive, Suite 1200
                             Two Greenspoint Plaza
                             Houston, Texas   77060

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 14, 1999

To the Stockholders of CompX International Inc.:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Meeting") of CompX International Inc., a Delaware corporation (the "Company"), will be held on Friday, May 14, 1999, at 10:00 a.m., local time, at the corporate offices of Valhi, Inc. at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas for the following purposes:

     (1) To elect seven directors to serve until the 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified or their earlier removal, resignation or death;

     (2)  To consider and vote upon the Company's Variable Compensation Plan;
          and

     (3) To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The board of directors of the Company set the close of business on March 17, 1999 as the record date (the "Record Date") for the Meeting. Only holders of the Company's class A common stock, par value $0.01 per share, and class B common stock, par value $0.01 per share, at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. The Company's stock transfer books will not be closed following the Record Date. A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any stockholder of the Company, for purposes related to the Meeting, for a period of ten days prior to the Meeting at the place where the Company will hold the Meeting.

     You are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying proxy statement. If you choose, you may still vote in person at the Meeting even though you previously submitted your proxy.


                                   By Order of the Board of Directors,




                                   A. Andrew R. Louis, Secretary

Houston, Texas
March 31, 1999

                            CompX International Inc.
                       16825 Northchase Drive, Suite 1200
                             Two Greenspoint Plaza
                             Houston, Texas   77060
                                ----------------

                                PROXY STATEMENT

                                ----------------

                              GENERAL INFORMATION


     This proxy statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of the board of directors (the "Board of Directors") of CompX International Inc., a Delaware corporation ("CompX" or the "Company"), for use at the 1999 Annual Meeting of Stockholders of the Company to be held on Friday, May 14, 1999 and at any adjournment or postponement thereof (the "Meeting").
The accompanying Notice of Annual Meeting of Stockholders (the "Notice") sets forth the time, place and purposes of the Meeting. The Notice, this proxy statement, the accompanying proxy card or voting instruction form and CompX's Annual Report to Stockholders, which includes CompX's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "Annual Report"), are first being mailed to the holders of CompX's class A common stock, par value $0.01 per share ("CompX Class A Common Stock"), and CompX's class B common stock, par value $0.01 per share ("CompX Class B Common Stock" and collectively with the CompX Class A Common Stock, the "CompX Common Stock"), on or about April 9, 1999. CompX's executive offices are located at 16825 Northchase Drive, Suite
1200, Two Greenspoint Plaza, Houston, Texas   77060.

                  QUORUM, VOTING RIGHTS AND PROXY SOLICITATION

     The record date set by the Board of Directors for the determination of stockholders entitled to notice of and to vote at the Meeting was the close of business on March 17, 1999 (the "Record Date"). As of the Record Date, there were 6,144,880 shares of CompX Class A Common Stock and 10,000,000 shares of CompX Class B Common Stock issued and outstanding. Each share of CompX Class A Common Stock entitles its holder to one vote on all matters to be acted on at the Meeting. Each share of CompX Class B Common Stock entitles its holder to ten votes with respect to the election of directors and one vote on all other matters to be acted on at the Meeting. The presence, in person or by proxy, of the holders of a majority of the votes of CompX Common Stock entitled to vote at the Meeting, counted as a single class, is necessary to constitute a quorum for the conduct of business at the Meeting. Shares of CompX Common Stock that are voted to abstain from any business coming before the Meeting and broker/nominee non-votes will be counted as being in attendance at the Meeting for purposes of determining whether a quorum is present.

     A plurality of the affirmative votes of the CompX Class A and Class B Common Stock, voting together as a single class, represented and entitled to be voted at the Meeting is necessary to elect a director of the Company. The accompanying proxy card or voting instruction form provides space for a stockholder to withhold authority to vote for any or all of the nominees of the Board of Directors. Neither shares as to which the authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect director nominees to the Board of Directors.

     The affirmative vote of a majority of the votes of the CompX Class A and Class B Common Stock, voting together as a single class, represented and entitled to be voted at the Meeting is necessary to approve the CompX Intentional Inc. Variable Compensation Plan (the "Plan"). Broker/nominee non-votes will not be counted as represented and entitled to vote with regard to approval of the Plan, and, therefore, will have no effect on its approval. Abstentions will be counted and will have the same effect as a vote against approval of the Plan.

     Except as applicable laws may otherwise provide, any other matter that may properly come before the Meeting will require the affirmative vote of a majority of the votes cast at the Meeting.

     Unless otherwise specified, the agents designated in the proxy card or voting instruction form will vote the shares represented by a proxy at the Meeting "FOR" the election of the nominees for director of the Board of Directors, "FOR" approval of the Plan and, to the extent allowed by the federal securities laws, in the discretion of the agents on any other matter that may properly come before the Meeting.

     Valcor, Inc. ("Valcor") directly holds 100% of the outstanding shares of CompX Class B Common Stock as of the Record Date, which represents 61.9% of the outstanding shares of CompX Class A and B Common Stock combined. Valcor is a wholly owned subsidiary of Valhi, Inc. ("Valhi") and both are affiliates of Contran Corporation ("Contran"). Valhi directly holds 5.9% of the outstanding shares of CompX Class A Common Stock as of the Record Date (2.3% of the combined voting power of the CompX Common Stock). Together Valcor and Valhi hold 64.2% of the combined voting power of the CompX Common Stock (94.6% for the election of directors) as of the Record Date. Both Valhi and Contran are diversified holding companies that Harold C. Simmons may be deemed to control.

     Valcor and Valhi have indicated their intention to have their shares of CompX Common Stock represented at the Meeting and voted "FOR" the election of each of the nominees for director of the Board of Directors and "FOR" approval of the Plan. If Valcor alone attends the Meeting in person or by proxy and votes as indicated, the Meeting will have a quorum present and the stockholders will elect all the nominees for the Board of Directors and approve the Plan.

     Harris Trust and Savings Bank ("Harris"), the transfer agent and registrar for CompX Class A and Class B Common Stock as of the Record Date, has been appointed by the Board of Directors to ascertain the number of shares represented, receive proxies and ballots, tabulate the vote and serve as inspector of election at the Meeting.

     Each holder of record of CompX Common Stock giving the proxy enclosed with this proxy statement may revoke it at any time prior to the voting of such stock at the Meeting by (i) delivering to Harris a written revocation of the proxy,
(ii) delivering to Harris a duly executed proxy bearing a later date or (iii) by voting in person at the Meeting. Attendance by a stockholder at the Meeting will not in itself constitute the revocation of such stockholder's proxy.

     Employees participating in the National Cabinet Lock, Inc. Contributory Retirement Plan, as amended (the "401(k) Plan"), who are beneficial owners of CompX Class A Common Stock under the plan may use the enclosed voting instruction form to instruct the plan trustee how to vote the shares held for such employees. The trustee will, subject to the terms of the plan, vote such shares in accordance with such instructions.

     The Board of Directors is making this proxy solicitation. The Company will pay all expenses related to the solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies by telephone or in person for which such persons will receive no additional compensation. Upon request, the Company will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of CompX Class A Common Stock that such entities hold of record.

                             ELECTION OF DIRECTORS
                                  (Proposal 1)

     The bylaws of the Company provide that the Board of Directors shall consist of not less than one and not more than fifteen persons, as determined from time to time by the Board of Directors in its discretion. The Board of Directors has currently set the number of directors at seven. The directors elected at the Meeting will hold office until the 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified or their earlier removal, resignation or death.

     All of the nominees are currently directors of the Company whose terms will expire at the Meeting. All of the nominees have agreed to serve if elected. If any nominee is not available for election at the Meeting, a proxy will be voted "FOR" an alternate nominee to be selected by the Board of Directors, unless the stockholder executing such proxy withholds authority to vote for such nominee. The Board of Directors believes that all of its present nominees will be available for election at the Meeting and will serve if elected.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR SET FORTH BELOW.

     Nominees for Director. The following information has been provided by the respective nominees for election as directors of the Company for terms expiring at the 2000 Annual Meeting of Stockholders.

     Paul M. Bass, Jr., age 63, has been a director of the Company since 1997 and is a member of the audit committee and chairman of the Company's management development and compensation committee (the "MD&C Committee"). Mr. Bass also serves as a director of Contran's less-than-majority-owned affiliate, Keystone Consolidated Industries, Inc. ("Keystone"), a steel fabricated wire products, industrial wire and carbon steel rod company. From prior to 1994, Mr. Bass has served as vice chairman of First Southwest Company, a privately owned investment banking firm. Mr. Bass is also chairman of the board of MorAmerica Private Equities Company, a director and chairman of the audit committee of California Federal Bank and a director of Jayhawk Acceptance Corp. Mr. Bass is currently serving as chairman of the board of Zale Lipshy University Hospital and as chairman of the board of trustees of the Southwestern Medical Foundation.

     David A. Bowers, age 61, has served as the Company's vice president and president of CompX Security Products since January 1999 and as a director of the Company since 1993. From 1993 through 1998, Mr. Bowers served as president and chief executive officer of the Company. Mr. Bowers has been employed by the Company and its predecessors since 1960 in various sales, marketing and executive positions, having been named president of the Company's security products and related segments in 1979. Mr. Bowers is a trustee and chairman of the board of Monmouth College, Monmouth, Illinois.

     Joseph S. Compofelice, age 49, has served as chief executive officer and chairman of the board of the Company since February 1998, president of the Company since January 1999 and director of the Company since December 1997.
From December 1997 to February 1998, he served as the Company's executive vice president. Mr. Compofelice has also served since 1995 as a director of NL Industries, Inc. ("NL"), Valhi's majority-owned titanium dioxide pigments subsidiary. He has served since 1994, except for a period during 1996, as a director of Titanium Metals Corporation ("TIMET"), a company engaged in the titanium metals industry of which Tremont Corporation ("Tremont") owns approximately 39%. From 1994 to 1998, Mr. Compofelice served as vice president and chief financial officer of Tremont, a company of which Valhi owns approximately 48% and that principally owns interests in NL and TIMET. From 1994 to 1998, Mr. Compofelice also served as vice president and chief financial officer of NL and as executive vice president of Valhi. From 1996 to 1998, he served as vice president and chief financial officer of TIMET. From prior to 1994 to 1994, Mr. Compofelice was the vice president and chief financial officer of Baroid Corporation, a company engaged in the petroleum services industry that Dresser Industries, Inc. acquired in 1994. Mr. Compofelice has served as an executive officer or director of various companies related to Valhi and Contran since 1988.

     Edward J. Hardin, age 56, has served as a director of the Company since 1997 and is chairman of the Company's audit committee. Mr. Hardin has been a partner of the law firm of Rogers & Hardin LLP since its formation in 1976. Mr. Hardin serves as a director of Westrup, Inc., a manufacturer of seed processing machinery, and as chairman of the board of the Harvard Center for the Study of World Religions.

     Ann Manix, age 46, has served as a director of the Company since June 1998 and is a member of the MD&C Committee. Since 1994, Ms. Manix has served as a managing partner of Ducker Research Corporation, a privately held industrial research firm. Ms. Manix is on the board of General Housewares Corporation, a manufacturer and marketer of consumer durable goods such as cookware, cutlery and kitchen/household tools and precision cutting tools.

     Glenn R. Simmons, age 71, has served as director of the Company since 1993. From 1993 to 1998, Mr. Simmons served as chairman of the board of the Company. Mr. Simmons has served as a director of Valhi or certain of Valhi's predecessors since prior to 1994. Mr. Simmons has been vice chairman of the board of Valhi and Contran since prior to 1994. Mr. Simmons also serves as a director of NL, Tremont and TIMET and as chairman of the board of Keystone. Mr. Simmons has been an executive officer or director of various companies related to Contran since 1969. Mr. Simmons is the brother of Harold C. Simmons. See footnote (4) to the "Security Ownership--Ownership of CompX" table below for a description of certain entities that Harold C. Simmons may be deemed to control, including, Contran, Valhi and CompX.

     Robert W. Singer, age 62, has served as a director of the Company since 1993. Mr. Singer has served as president and chief operating officer of Keystone since prior to 1994 to 1997 and as chief executive officer and president of Keystone since 1997. Mr. Singer served as vice president of Valhi and Contran since prior to 1994 to 1998. Mr. Singer has served as an executive officer or director of various companies related to Valhi and Contran since 1982.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held five meetings and took action by written consent in lieu of meetings on six occasions in 1998. Each of the directors participated in at least 75% of all of the 1998 meetings of the Board of Directors and its committees on which the director served.

     The Board of Directors has established and delegated authority to the following standing committees.

     Audit Committee. The principal responsibilities of the audit committee are to review the selection of the Company's independent auditors and to make its recommendations with respect to such selection to the Board of Directors; to review with the independent auditors the scope and results of the annual auditing engagement, the procedures for internal auditing, the system of internal accounting controls and internal audit results; and to direct and supervise special audit inquiries. The current members of the audit committee are Edward J. Hardin (chairman) and Paul M. Bass, Jr. The audit committee held two meetings in 1998.

     Management Development and Compensation Committee. The principal responsibilities of the MD&C Committee are to review and approve certain matters involving executive compensation; to make recommendations to the Board of Directors regarding compensation matters involving the chief executive officer; to take action or to review and make recommendations to the Board of Directors regarding the Company's employee benefit plans or programs; to administer and grant awards under the CompX International Inc. 1997 Long-Term Incentive Plan (the "1997 Plan"); to administer and grant certain awards under the Plan, subject to stockholder approval of the Plan; and to review and administer such other compensation matters as the Board of Directors may direct from time to time. The current members of the MD&C Committee are Paul M. Bass, Jr. (chairman) and Ann Manix. The MD&C Committee held one meeting 1998.

     The Board of Directors does not have a nominating committee or any committee performing a similar function. All matters that would be considered by such a committee are acted upon by the full Board of Directors. The Board of Directors will consider recommendations by stockholders of the Company with respect to the election of directors if such recommendations are submitted in writing to the secretary of the Company and received not later than December 31 of the year prior to the next annual meeting of stockholders. Such recommendations should be accompanied by a full statement of qualifications and confirmation of the nominee's willingness to serve.

     Members of the standing committees will be elected at the annual meeting of the Board of Directors immediately following the Meeting. The Board of Directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.


                               EXECUTIVE OFFICERS

     Set forth below is certain information relating to the current executive officers of CompX. Each executive officer serves at the pleasure of the Board of Directors. Biographical information with respect to Joseph S. Compofelice and David A. Bowers is set forth under "Election of Directors--Nominees for Director."

        Name           Age                     Position(s)
--------------------   ---  --------------------------------------------------

Joseph S. Compofelice. 49   Chairman of the Board, President and Chief
                            Executive Officer
David A. Bowers....... 61   Vice President and President of CompX Security
                            Products
David A. Carter....... 44   Vice President of Business Development
John A. Miller........ 50   Vice President, Chief Financial Officer and
                            Treasurer
Ronald J. Simmons..... 60   Vice President and President of Waterloo Furniture
                            Components Limited
Todd W. Strange....... 41   Vice President and Controller


     David A. Carter has served as vice president of business development of the Company since December 1998. From 1995 to 1998, Mr. Carter served as vice president--sales & marketing of the Company's wholly owned subsidiary, Waterloo Furniture Components Limited ("Waterloo"). From 1991 to 1995, Mr. Carter served as director of marketing for Waterloo.

     John A. Miller has served as vice president, chief financial officer and treasurer of the Company since January 1999. From 1995 to December 1998, Mr. Miller served as principal in the Advanced Cost Management Competency Center of Arthur Andersen LLP. Prior to 1995, he served as president and owner of Miller Newlin Consulting, a management consulting firm.

     Ronald J. Simmons has served as the Company's vice president and president of Waterloo since January 1999. From 1997 to 1998, Mr. Simmons served as a vice president of the Company. He also has served as president of Waterloo since prior to 1994.

     Todd W. Strange has served as vice president and controller of the Company since December 1998. From 1997 to 1998, Mr. Strange served as chief financial officer of Draper-Texmaco, Inc., a manufacturer of textile machinery. From 1995 to 1997, he served as vice president of finance and treasurer of BPM Technology, Inc., a manufacturer of office machinery that produced three dimensional models of objects. Prior to 1995, Mr. Strange was corporate accounting manager for KEMET Electronics Corporation, a manufacturer of electronic capacitors.


                               SECURITY OWNERSHIP

     Ownership of CompX. The following table and footnotes set forth as of the Record Date the beneficial ownership, as defined by regulations of the Securities and Exchange Commission (the "Commission"), of CompX Class A or Class B Common Stock held by (i) each person or group of persons known to CompX to own beneficially more than 5% of the outstanding shares of CompX Class A or Class B Common Stock, (ii) each director of CompX, (iii) each executive officer of CompX named in the Summary Compensation Table below (a "named executive officer") and
(iv) all directors and executive officers of CompX as a group. See footnote (4) below for information concerning individuals and entities that may be deemed to own indirectly and beneficially those shares of CompX Common Stock that Valcor and Valhi directly hold. All information is taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons.

                         CompX Class A Common Stock   CompX Class B Common Stock
                        ----------------------------  --------------------------
                                             Percent
                         Amount and Nature     of      Amount and Nature  Percent
                           of Beneficial      Class     of Beneficial       of
   Beneficial Owner        Ownership (1)     (1)(2)     Ownership (1)      Class
----------------------  -------------------  -------  ------------------  -------

Valcor, Inc...........        -0-  (3)(4)        -0-  10,000,000  (3)(4)     100%
Valhi, Inc............    364,000  (3)(4)       5.9%         -0-  (3)(4)      -0-
                        ---------            ------   ----------          ------
                          364,000  (4)          5.9%  10,000,000  (4)        100%

T. Rowe Price
 Associates, Inc. ....  1,009,800  (5)         16.4%         -0-              -0-
FMR Corp..............    798,834  (6)         13.0%         -0-              -0-
Scudder Kemper
 Investments, Inc. ...    488,100  (7)          7.9%         -0-              -0-
Eagle Asset
 Management, Inc. ....    437,400  (8)          7.1%         -0-              -0-
David L. Babson and
 Company
 Incorporated ........    390,200  (9)          6.4%         -0-              -0-
MassMutual
 Institutional Funds
 - MassMutual Small
 Cap Value Equity
 Fund ................    377,000  (10)         6.1%         -0-              -0-

Paul M. Bass, Jr......        200  (4)(11)       *           -0-              -0-
David A. Bowers.......     28,220  (4)(12)       *           -0-              -0-
Joseph S.
 Compofelice .........    131,200  (13)         2.1%         -0-              -0-
Edward J. Hardin......      3,700  (14)          *           -0-              -0-
Ann Manix.............        -0-                -0-         -0-              -0-
Glenn R. Simmons......     26,220  (4)(15)       *           -0-              -0-
Robert W. Singer......     19,220  (4)(16)       *           -0-              -0-
Ronald J. Simmons.....     20,720  (17)          *           -0-              -0-
All directors and
 executive officers
 of CompX as a group
 (11 persons)  .......    230,880  (4)(11)      3.7%         -0-              -0-
                                   (12)(13)
                                   (14)(15)
                                   (16)(17)
                                   (18)

                                        CompX Class A and Class B Common Stock
         Beneficial Owner                  Combined Percent of Class (1)(2)
--------------------------------------  --------------------------------------

Valcor, Inc............................                  61.9%
Valhi, Inc.............................                   2.3%
                                                         ----
                                                         64.2%

T. Rowe Price Associates, Inc..........                   6.3%
FMR Corp...............................                   4.9%
Scudder Kemper Investments, Inc........                   3.0%
Eagle Asset Management, Inc............                   2.7%
David L. Babson and Company
 Incorporated .........................                   2.4%
MassMutual Institutional Funds -
 MassMutual Small Cap Value Equity
 Fund .................................                   2.3%

Paul M. Bass, Jr.......................                   *
David A. Bowers........................                   *
Joseph S. Compofelice..................                   *
Edward J. Hardin.......................                   *
Ann Manix..............................                  -0-
Glenn R. Simmons.......................                   *
Robert W. Singer.......................                   *
Ronald J. Simmons......................                   *
All directors and executive officers
 of CompX as a group (11 persons)  ....                   1.4%


----------

*    Less than 1%.

(1) Except as otherwise noted, the listed entities, individuals and group have sole investment power and sole voting power as to all shares of CompX Common Stock set forth opposite their names. The number of shares and percentage of ownership of CompX Class A Common Stock for each person or group assumes the exercise by such person or group (exclusive of others) of stock options that such person or group may exercise within 60 days subsequent to the Record Date.

(2) The percentages are based on 6,144,880 shares of CompX Class A Common Stock outstanding as of the Record Date.

(3)  The business address of Valcor and Valhi is Three Lincoln Centre, 5430 LBJ
     Freeway, Suite 1700, Dallas, Texas   75240-2697.

(4) Valhi is the direct holder of 100% of the outstanding common stock of Valcor. As a result, as of the Record Date, Valhi holds, directly and in indirectly through Valcor, 64.2% of the combined voting power of the CompX Common Stock (94.6% for the election of directors). In certain instances, shares of CompX Class B Common Stock are automatically convertible into shares of CompX Class A Common Stock.

     Valhi Group, Inc. ("VGI"), National City Lines, Inc. ("National") and Contran are the direct holders of 81.9%, 9.5% and 0.9%, respectively, of the outstanding common stock of Valhi. National, NOA, Inc. ("NOA") and Dixie Holding Company ("Dixie Holding") are the direct holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding common stock of VGI. Contran and NOA are the direct holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. ("Southwest") are the direct holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") is the direct holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of approximately 88.8% and 66.3% of the outstanding common stock of Southwest and Dixie Rice, respectively. Substantially all of Contran's outstanding voting stock is held either by trusts established for the benefit of certain children and grandchildren of Harold C. Simmons (the "Trusts"), of which Mr. Simmons is the sole trustee, or by Mr. Simmons directly. As sole trustee of the Trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by the Trusts. Mr. Simmons, however, disclaims beneficial ownership of such Contran shares, except for those he holds directly.

     Harold C. Simmons is the chairman of the board and chief executive officer of Valcor, Valhi, VGI, National, NOA, Dixie Holding, Dixie Rice, Southwest and Contran. By virtue of the holding of the offices, the stock ownership and his service as trustee, all as described above, Mr. Simmons may be deemed to control certain of such entities, and Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of certain shares of CompX Common Stock directly held by Valcor and Valhi.
     Mr. Simmons, however, disclaims beneficial ownership of the shares of CompX Common Stock beneficially owned, directly or indirectly, by any of such entities.

     The Harold Simmons Foundation, Inc. (the "Foundation") directly holds approximately 0.5% of the outstanding shares of Valhi common stock. The Foundation is a tax-exempt foundation organized for charitable purposes. Harold C. Simmons is the chairman of the board and chief executive officer of the Foundation and may be deemed to control the Foundation. Mr. Simmons, however, disclaims beneficial ownership of any shares of Valhi common stock held by the Foundation.

     The Contran Deferred Compensation Trust No. 2 (the "CDCT No. 2") directly holds approximately 0.2% of the outstanding Valhi common stock. Boston Safe Deposit and Trust Company serves as trustee of the CDCT No. 2 (the "Trustee"). Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran must satisfy the balance of such obligations. Pursuant to the terms of the CDCT No. 2, Contran (i) retains the power to vote the shares held by the CDCT No. 2,
     (ii) retains dispositive power over such shares and (iii) may be deemed the indirect beneficial owner of such shares. However, Mr. Simmons disclaims such beneficial ownership of the shares beneficially owned, directly or indirectly, by the CDCT No. 2, except to the extent of his interest as a beneficiary of the CDCT No. 2.

     The Combined Master Retirement Trust (the "Master Trust") holds approximately 0.1% of the outstanding shares of Valhi common stock. The Master Trust was formed to permit the collective investment by trusts that maintain the assets of certain employee benefit plans adopted by Valhi and related companies. Harold C. Simmons is the sole trustee of the Master Trust and a member of the trust investment committee for the Master Trust. Paul M. Bass, Jr. is also a member of the trust investment committee for the Master Trust. The trustee and members of the trust investment committee for the Master Trust are selected by the Valhi's board of directors. Harold C. Simmons and Glenn R. Simmons are members of Valhi's board of directors and along with Robert W. Singer and David A. Bowers are participants in one or more of the employee benefit plans that invest through the Master Trust. Each of such persons disclaims beneficial ownership of the shares held by the Master Trust, except to the extent of his individual vested beneficial interest in the assets held by the Master Trust.

     For purposes of calculating the percentage ownership of the outstanding shares of Valhi common stock as of the Record Date, 1,186,200 shares of Valhi common stock that NL, Valhi's majority-owned titanium dioxide pigments subsidiary, directly holds and 1,000,000 shares of Valhi common stock that Valmont Insurance Company ("Valmont"), a wholly owned subsidiary of Valhi, directly holds are excluded from the amount of Valhi common stock outstanding. Pursuant to Delaware corporate law, Valhi treats these excluded shares as treasury stock for voting purposes.

(5) Based on a Schedule 13G/A dated March 11, 1999 filed by T. Rowe Price Associates, Inc. ("T. Rowe Price") and the T. Rowe Price Small-Cap Stock Fund, Inc. ("T. Rowe Small-Cap Fund") with the Commission. These shares comprise shares that various accounts own for which T. Rowe Price is an investment advisor, of which T. Rowe Price has sole voting power over 321,600 shares and over all of which T. Rowe Price has sole dispositive power. T. Rowe Small-Cap Fund, an investment company sponsored by T. Rowe Price, has sole voting power over 410,000 of these shares. T. Rowe Price disclaims that it is, in fact, the beneficial owner of these securities over which it has sole dispositive power. The address of T. Rowe Price and the T. Rowe Small-Cap Fund is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6)  Based on a Schedule 13G/A dated March 10, 1999 filed by FMR Corp., Edward
     C. Johnson, 3d and Abigail P. Johnson with the Commission. These shares include (i) 535,934 shares various investment companies own for which Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp., is an investment advisor and over which Mr. Johnson and FMR Corp., through its control of Fidelity, and the investment companies have sole power to dispose; (ii) 252,900 shares over which Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp., serves as investment manager and over which Mr. Johnson and FMR Corp. have sole voting and dispositive power; and (iii) 10,000 shares various investment companies and other clients own for which Fidelity International Limited is an investment advisor and over which Fidelity International Limited has sole voting and dispositive power. Along with Mr. Johnson, Abigail Johnson may be deemed to be part of a controlling group with respect to FMR Corp. and Mr. Johnson may be deemed to control Fidelity International Limited. The address of the FMR Corp., Mr. Edward and Ms. Abigail Johnson is 82 Devonshire Street, Boston, Massachusetts 02109.

(7) Based on a Schedule 13G dated February 12, 1999 filed by Scudder Kemper Investments, Inc. ("Scudder") with the Commission. These shares comprise shares that various accounts own for which Scudder is an investment advisor, of which Scudder has sole voting power over 299,200 shares, shared voting power over 7,700 shares and over all of which Scudder has sole dispositive power. The address of Scudder is 345 Park Avenue, New York,
     New York   10154.

(8) Based on a Schedule 13G dated January 29, 1999 filed by Eagle Asset Management, Inc. ("Eagle") with the Commission. These shares comprise shares that various accounts own for which Eagle is an investment advisor and comprise all shares over which Eagle has sole voting and dispositive power. The address of Eagle is 880 Carillon Parkway, St. Petersburg,
     Florida   33716.

(9) Based on a Schedule 13G dated February 4, 1999 filed by David L. Babson and Company Incorporated ("Babson") with the Commission. These shares comprise shares that various accounts own for which Babson is an investment advisor and comprise all shares over which Babson has sole voting and dispositive power. The address of Babson is One Memorial Drive, Cambridge,
     Massachusetts   02142-1300.

(10) Based on a Schedule 13G dated February 8, 1999 filed by MassMutual Institutional Funds - MassMutual Small Cap Value Equity Fund ("MassMutual") with the Commission. These shares comprise shares that the MassMutual Institutional Funds own for which Massachusetts Mutual Life Insurance Company is an investment advisor and comprise all shares over which MassMutual has sole voting and dispositive power. The address of MassMutual
     is 1295 State Street, Springfield, Massachusetts   01111.

(11) The shares of CompX Class A Common Stock Paul M. Bass Jr. beneficially owns are shares he has the right to acquire upon the exercise of stock options the Company granted pursuant to the 1997 Plan that he may exercise within 60 days subsequent to the Record Date.

(12) The shares of CompX Class A Common Stock David A. Bowers beneficially owns include 5,000 shares he has the right to acquire upon the exercise of stock options the Company granted pursuant to the 1997 Plan that he may exercise within 60 days subsequent to the Record Date.

(13) The shares of CompX Class A Common Stock Joseph S. Compofelice beneficially owns include 20,000 shares he has the right to acquire upon the exercise of stock options the Company granted pursuant to the 1997 Plan that he may exercise within 60 days subsequent to the Record Date. In addition, included in the amount he beneficially owns are 1,000 shares he jointly holds with his wife.

(14) The shares of CompX Class A Common Stock Edward J. Hardin beneficially owns include 200 shares he has the right to acquire upon the exercise of stock options the Company granted pursuant to the 1997 Plan that he may exercise within 60 days subsequent to the Record Date.

(15) The shares of CompX Class A Common Stock Glenn R. Simmons beneficially owns include 10,000 shares he has the right to acquire upon the exercise of stock options the Company granted pursuant to the 1997 Plan that he may exercise within 60 days subsequent to the Record Date.

(16) The shares of CompX Class A Common Stock Robert W. Singer beneficially owns include 3,000 shares he has the right to acquire upon the exercise of stock options the Company granted pursuant to the 1997 Plan that he may exercise within 60 days subsequent to the Record Date.

(17) The shares of CompX Class A Common Stock Ronald J. Simmons beneficially owns include 3,000 shares he has the right to acquire upon the exercise of stock options the Company granted pursuant to the 1997 Plan that he may exercise within 60 days subsequent to the Record Date.

(18) In addition to the foregoing, the shares of CompX Class A Common Stock the remaining executive officers of CompX beneficially own include 1,300 shares they have the right to acquire upon the exercise of stock options the Company granted pursuant to the 1997 Plan that they may exercise within 60 days subsequent to the Record Date.


     The Company understands that Contran and related entities may consider acquiring or disposing of shares of CompX Common Stock through open-market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of CompX Class A Common Stock in the market, an assessment of the business of and prospects for the Company, financial and stock market conditions and other factors deemed relevant by such entities. The Company may similarly consider acquisitions of shares of CompX Class A Common Stock and acquisitions or dispositions of securities issued by related entities.

     The Company does not presently intend, and understands that Contran does not presently intend, to engage in any transaction or series of transactions that would result in the CompX Class A Common Stock becoming eligible for termination of registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or ceasing to be traded on a national securities exchange.


     Ownership of Valhi and its Parents. The following table and footnotes set forth the beneficial ownership, as of the Record Date, of the common stock, par value $0.01 per share, of Valhi ("Valhi Common Stock") held by (i) each director of CompX, (ii) each named executive officer and (iii) all directors and executive officers of CompX as a group. Except as set forth below, no securities of CompX's parent companies are beneficially owned by any director or executive officer of CompX. All information has been taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons.

                                                 Valhi Common Stock
                                       --------------------------------------
                                                                   Percent of
                                          Amount and Nature of       Class
Name of Beneficial Owner                Beneficial Ownership (1)     (1)(2)
------------------------               --------------------------- ----------

Paul M. Bass, Jr.......................           1,000 (3)            *
David A. Bowers........................          15,000 (3)(4)         *
Joseph S. Compofelice..................          50,000 (5)            *
Edward J. Hardin.......................             -0-               -0-
Ann Manix..............................             -0-               -0-
Glenn R. Simmons.......................         425,833 (3)(6)         *
Robert W. Singer.......................             500 (3)            *
Ronald J. Simmons......................          11,000 (7)            *
All directors and executive
 officers of CompX as a group
 (11 persons)  ........................         504,333 (3)(4)(5)      *
                                                        (6)(7)(8)



----------

*    Less than 1%.

(1) Except as otherwise noted, the listed individuals and group have sole investment power and sole voting power as to all shares of Valhi Common Stock set forth opposite their names. The number of shares and percentage of ownership of Valhi Common Stock for each person or group assumes the exercise by such person or group (exclusive of others) of stock options that such person or group may exercise within 60 days subsequent to the Record Date.

(2) The percentages are based on 114,497,014 shares of Valhi Common Stock outstanding as of the Record Date. For purposes of calculating the outstanding shares of Valhi Common Stock as of the Record Date, 1,186,200 shares of Valhi Common Stock held by NL and 1,000,000 shares of Valhi Common Stock held by Valmont are excluded from the amount of Valhi Common Stock outstanding. Pursuant to Delaware corporate law, Valhi treats these excluded shares as treasury stock for voting purposes.

(3) Excludes certain shares that such individual may be deemed to indirectly and beneficially own as to which such individual disclaims beneficial ownership. See footnote (4) to the "Ownership of CompX" table.

(4) The shares of Valhi Common Stock David A. Bowers beneficially owns are shares he has the right to acquire upon the exercise of stock options Valhi granted pursuant to its stock option plans that he may exercise within 60 days subsequent to the Record Date.

(5) The shares of Valhi Common Stock Joseph S. Compofelice beneficially owns include 40,000 shares he has the right to acquire upon the exercise of stock options Valhi granted pursuant to its stock option plans that he may exercise within 60 days subsequent to the Record Date. In addition, included in the amount he beneficially owns are 10,000 shares he jointly holds with his wife.

(6) The shares of Valhi Common Stock Glenn R. Simmons beneficially owns include 410,000 shares he has the right to acquire upon the exercise of stock options Valhi granted pursuant to its stock option plans that he may exercise within 60 days subsequent to the Record Date. Also included in the amount he beneficially owns are 4,383 shares he holds in his individual retirement account. In addition, included in the amount he beneficially owns are 3,000 shares his wife holds and 800 shares his wife's retirement account holds, with respect to all of which he disclaims beneficial ownership.

(7) The shares of Valhi Common Stock Ronald J. Simmons beneficially owns are shares he has the right to acquire upon the exercise of stock options Valhi granted pursuant to its stock option plans that he may exercise within 60 days subsequent to the Record Date.

(8) In addition to the foregoing, the shares of Valhi Common Stock the remaining executive officers of CompX beneficially own include 1,000 shares they have the right to acquire upon the exercise of stock options Valhi granted pursuant to its stock option plans that they may exercise within 60 days subsequent to the Record Date.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                             AND OTHER INFORMATION

     Compensation of Directors. During 1998, directors of CompX who were not also employees of the Company received an annual retainer of $12,000 paid in quarterly installments, plus a fee of $750 per day for attendance at meetings and as a daily rate for other services rendered on behalf of the Board of Directors and/or committees thereof. In addition, directors who were members of the audit committee or MD&C Committee received an annual retainer of $1,000, paid in quarterly installments, for each committee on which they served. The Company also reimbursed its nonemployee directors for reasonable expenses incurred in attending meetings and in the performance of other services rendered on behalf of the Board of Directors and/or its committees. The Company paid director fees during 1998 to Paul M. Bass, Jr., Edward J. Hardin, Ann Manix, Glenn R. Simmons and Robert W. Singer (together, the "Nonemployee Directors").

     On March 5, 1998, the Company granted each of Paul M. Bass, Jr. and Edward
J. Hardin stock options exercisable for 1,000 shares of CompX Class A Common Stock, which stock options have an exercise price per share equal to the initial price to the public of $20.00 per share of CompX's initial public offering of CompX Class A Common Stock on March 6, 1998, have a term of 10 years and vest 20% over the first five anniversaries of the date of grant.

     In February 1999, the Board and the MD&C Committee approved increases in the compensation the Company will pay to its Nonemployee Directors for 1999.
For 1999, each director will receive an annual retainer of $15,000 paid in quarterly installments, plus a fee of $1,000 per day for attendance at meetings and as a daily rate for other services rendered on behalf of the Board of Directors and/or committees thereof. In addition, directors who were members of the audit committee or MD&C Committee will receive an annual retainer of $1,000, paid in quarterly installments, for each committee on which they served. The Company will also reimburse its Nonemployee Directors for reasonable expenses incurred in attending meetings and in the performance of other services rendered on behalf of the Board of Directors and/or its committees. The MD&C Committee, upon the recommendation of the Board of Directors, also approved in February 1999 under the 1997 Plan annual grants at each annual meeting of CompX's stockholders of 500 shares of CompX Class A Common Stock and stock options exercisable for 2,000 shares of CompX Class A Common Stock, which options will have an exercise price equal to the closing sales price of CompX Class A Common Stock on the date of grant, have a term of 10 years and vest 20% over the first five anniversaries of the date of grant.

     CompX and Valhi are parties to an intercorporate services agreement (the "Valhi ISA") pursuant to which Valhi provided certain services to CompX during 1998, including services that Glenn R. Simmons rendered to CompX. See "Certain Relationships and Transactions--Intercorporate Services Agreements."


     Summary of Cash and Certain Other Compensation of Executive Officers. The Summary Compensation Table set forth below provides information concerning annual and long-term compensation paid or accrued by CompX and its subsidiaries for services rendered to CompX and its subsidiaries during 1998 and 1997 by CompX's chief executive officer and each of the two other most highly compensated individuals who were executive officers of CompX at December 31, 1998 and earned more than $100,000 in salary and bonus in 1998.

                           SUMMARY COMPENSATION TABLE

                                                          Long Term
                                                           Compen-
                                                         sation (1)
                                                         ----------
                                                           Awards
                                                         ----------
                                                           Shares
                                Annual Compensation (2)  Underlying
         Name and              -------------------------   Options    All Other
    Principal Position    Year    Salary       Bonus         (#)    Compensation
------------------------- ---- ------------ -----------  ---------- ------------

Joseph S. Compofelice (3).1998 $500,000     $1,980,000(4) 100,000     $20,000(5)
Chairman of the Board,    1997      -0-            -0-        -0-         -0-(5)
 President and Chief
 Executive Officer

David A. Bowers...........1998  160,000        400,056(4)  25,000      20,000(5)
Vice President and        1997  147,000        125,000        -0-      20,500(5)
 President of CompX
 Security Products

Ronald J. Simmons (6).....1998  125,514        449,231(7)  15,000       3,383(8)
Vice President and        1997  117,753         86,667        -0-       3,618(8)
 President of Waterloo
 Furniture Components
 Limited

----------

(1) No shares of restricted stock were granted to the named executive officers nor payouts made to the named executive officers pursuant to long-term incentive plans during the last two years. Therefore, the columns for such compensation have been omitted.

(2) Other annual compensation for each of the named executive officers included perquisites, which perquisites were less than the level required for reporting. Therefore, the column for other annual compensation has been omitted.

(3)  Mr. Compofelice became an executive officer of the Company in December
     1997.

(4) Each of these named executive officer's 1998 bonus amount includes the Company's dollar amount valuation of shares of CompX Class A Common Stock that the Company awarded each of these named executive officers in February 1998 as a bonus subject to the consummation of CompX's initial public offering of CompX Class A Common Stock (the "IPO Bonus Share Awards"). Pursuant to Messrs. Compofelice's and Bowers' elections under section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company valued these IPO Bonus Share Awards for purposes of the compensation table above based on the shares' fair market value at the time of the award taking into account their illiquidity at the time of the award. In
     March 1998, pursuant to the IPO Bonus Share Awards, the Company issued to Messrs. Compofelice and Bowers 100,000 and 16,220 shares of CompX Class A Common Stock, respectively.

(5) All other compensation for 1998 and 1997 for Messrs. Compofelice and Bowers consisted of (i) the Company's matching contributions pursuant to the 401(k) Plan and (ii) the Company's contributions pursuant to the National Cabinet Lock, Inc. Capital Accumulation Pension Plan, a defined contribution plan (the "CAPP Plan"), as follows:

                                          Employer's
                                          401(k) Plan    Employer's
          Named Executive                  Matching       CAPP Plan
              Officer             Year   Contributions  Contributions   Total
     --------------------------  ------  -------------  -------------  --------

     Joseph S. Compofelice.....   1998        $  6,111       $ 13,889  $ 20,000
                                  1997             -0-            -0-       -0-

     David A. Bowers...........   1998        $  6,111         13,889    20,000
                                  1997           5,740         14,760    20,500

(6) Waterloo paid Ronald J. Simmons his base salary, cash bonus and contributions to his retirement plan in Canadian dollars. The Company reports these amounts in the table above in U.S. dollars based on the average exchange rates for 1997 and 1998 of CN$1.382 per US$1.00 and CN$1.478 per US$1.00, respectively, for the relevant year of compensation.

(7) Mr. Simmons' 1998 bonus amount includes a dollar amount for Mr. Simmons' IPO Bonus Share Award. The Company valued Mr. Simmons' IPO Bonus Share Award for purposes of the compensation table above at the CompX Class A Common Stock initial public offering price of $20.00 per share. In March 1998, pursuant to Mr. Simmons' IPO Bonus Share Award, the Company issued to Mr. Simmons 16,220 shares of CompX Class A Common Stock.

(8) These amounts represent Waterloo's contribution to the account of Ronald J. Simmons under The Salaried Employee Pension Plan of Waterloo Furniture Components Limited.

     Grants of Stock Options. The following table provides information, with respect to the named executive officers, concerning the grant of stock options under the 1997 Plan during 1998. The Company has not granted any stock appreciation rights ("SARs").

                             OPTION GRANTS IN 1998

                                             Individual Grants
                              -----------------------------------------------
                               Number of    Percent of    Exercise
                               Shares of   Total Options     or
                               Underlying    Granted to     Base
                                Options      Employees     Price    Expiration
            Name              Granted (#)     in 1998 (2) Per Share    Date
---------------------------- ------------  ------------- --------- -----------

Joseph S. Compofelice........   100,000(3)     37.31%     $20.00(3)  03/05/08

David A. Bowers..............    25,000(3)      9.33%     $20.00(3)  03/05/08

Ronald J. Simmons............    15,000(3)      5.60%     $20.00(3)  03/05/08

All stockholders' gain (5)...       n/a           n/a        n/a          n/a

                                     Potential Realizable Value at
                                        Assumed Annual Rates of
                                        Stock Price Appreciation
                                          for Option Term (1)
                               -----------------------------------------
             Name                       5%                   10%
------------------------------ -------------------- --------------------

Joseph S. Compofelice.........       $1,258,000(4)        $3,187,000(4)

David A. Bowers...............          314,500(4)           796,750(4)

Ronald J. Simmons.............          188,700(4)           478,050(4)

All stockholders' gain (5)....            77 MM(5)            196 MM(5)


----------

(1) Pursuant to the rules of the Commission, the amounts under these columns reflect calculations at assumed 5% and 10% appreciation rates and, therefore, are not intended to forecast future appreciation, if any, of CompX Class A Common Stock. The potential realizable value to the optionees was computed as the difference between the appreciated value, at the expiration dates of the stock options, of the CompX Class A Common Stock obtainable upon exercise of such stock options over the aggregate exercise price of such stock options.

     The amount of gain to the optionees is dependent on the amount of increase in the price of CompX Class A Common Stock, which would benefit all stockholders proportionately. These potentially realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Commission regulations. Actual gains, if any, on stock option exercises are dependent on the future performance of CompX Class A Common Stock, overall market conditions and the timing of the exercise thereof by each respective optionee. There can be no assurance that the amounts reflected in the table will be achieved.

(2) This percentage is calculated based on the aggregate number of stock options that CompX granted to its employees in 1998 and excludes stock options granted to employees of Valhi and other nonemployees of CompX.

(3) This stock option is exercisable for shares of CompX Class A Common Stock and becomes exercisable at a rate of 20% on each of the first five anniversary dates of the date of grant. CompX granted this stock option on March 5, 1998 with an exercise price per share equal to the initial price to the public of $20.00 per share of CompX's initial public offering of CompX Class A Common Stock on March 6, 1998. The exercise price for this stock option can be paid in already owned shares of CompX Class A Common Stock, provided such tendered shares were held by the optionee for six months.

(4) The appreciated value per share on March 5, 2008, based on the $20.00 per share market value of a share of CompX Class A Common Stock on March 5, 1998, would be $32.58 and $51.87 at the hypothetical 5% and 10% rates, respectively.

(5) The $77,303,000 and $195,837,000 amounts shown represent the cumulative increase in value stockholders would receive on all outstanding shares of CompX Class A Common Stock over a ten-year period at the hypothetical
     5% and 10% appreciation rates, respectively, based on the $20.00 per share market value of the 6,144,880 shares of CompX Class A Common Stock outstanding on the close of business March 6, 1998.


     Stock Option Exercises and Holdings. The following table provides information, with respect to the named executive officers, concerning the amount the named executive officer realized in 1998 upon the exercise of stock options for Valhi Common Stock and the value of unexercised stock options exercisable for CompX Class A Common Stock or Valhi Common Stock held as of December 31,
1998.   Neither the Company nor Valhi has granted any SARs.

                  AGGREGATE STOCK OPTION EXERCISES IN 1998 AND
                        DECEMBER 31, 1998 OPTION VALUES

                                              Shares
                                            Acquired on           Value
                  Name                     Exercise (#)          Realized
----------------------------------------  ---------------  --------------------

Joseph S. Compofelice
  CompX Stock Options (2)                               0  $            0
  Valhi Stock Options (3)                               0               0
                                          ---------------  --------------
                                                        0               0

David A. Bowers
  CompX Stock Options (2)                               0               0
  Valhi Stock Options (3)                          47,000         223,550 (4)
                                          ---------------  --------------
                                                   47,000         223,550

Ronald J. Simmons
  CompX Stock Options (2)                               0               0
  Valhi Stock Options (3)                          15,000          52,320 (4)
                                          ---------------  --------------
                                                   15,000          52,320

                               Number of Shares
                                  Underlying             Value of Unexercised
                            Unexercised Options at       In-the-Money Options
                             December 31, 1998 (#)     at December 31, 1998 (1)
                           -------------------------  ---------------------------
          Name             Exercisable  Unexercisable  Exercisable  Unexercisable
-------------------------  -----------  -------------  -----------  -------------

Joseph S. Compofelice
  CompX Stock Options (2)            0        100,000  $         0  $     637,500
  Valhi Stock Options (3)       40,000         10,000      173,400         43,350
                           -----------  -------------  -----------  -------------
                                40,000        110,000      173,400        680,850

David A. Bowers
  CompX Stock Options (2)            0         25,000            0        159,375
  Valhi Stock Options (3)       10,000         15,000            0         57,825
                           -----------  -------------  -----------  -------------
                                10,000         40,000            0        217,200

Ronald J. Simmons
  CompX Stock Options (2)            0         15,000            0         95,625
  Valhi Stock Options (3)        9,000          6,000       16,960         23,130
                           -----------  -------------  -----------  -------------
                                 9,000         21,000       16,960        118,755

----------

(1) The aggregate amount is based on the difference between the exercise price of the individual stock options and, as applicable, the $11.375 per share closing sales price of Valhi Common Stock and the $26.375 per share closing sales price of the CompX Class A Common Stock as reported on the New York Stock Exchange Composite Tape on December 31, 1998.

(2) Represents stock options exercised or exercisable for shares of CompX Class A Common Stock.

(3) Represents stock options exercised or exercisable for shares of Valhi Common Stock.

(4) The amount realized is based on the difference between the last reported sales price per share of Valhi Common Stock as reported on the New York Stock Exchange Composite Tape on the date of exercise and the exercise price per share.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires CompX's executive officers, directors and persons who own more than 10% of a registered class of CompX's equity securities to file reports of ownership with the Commission, the New York Stock Exchange, Inc. and CompX. Based solely on the review of the copies of such forms and written representations by certain reporting persons received, CompX believes that for 1998 its executive officers, directors and 10% stockholders complied with all applicable filing requirements under Section 16(a).

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, the Board of Directors, including Joseph S. Compofelice (CompX's chief executive officer) and David A. Bowers, and the MD&C Committee deliberated on CompX executive officer compensation. The MD&C Committee is currently comprised of Paul M. Bass, Jr. (chairman) and Ann Manix, both nonemployee directors of CompX. Of those persons who deliberated on CompX executive officer compensation at any time in 1998, only Glenn R. Simmons, Joseph S. Compofelice or David A. Bowers were executive officers of CompX or any of its subsidiaries at the time of any such deliberations.

     Other than Glenn R. Simmons, in 1998 no CompX executive officer deliberated on the compensation of executive officers of another entity (as a member of the other entity's compensation committee, board of directors or otherwise), one of whose executive officers deliberated on the compensation of CompX's executive officers (as member of the MD&C Committee, the Board of Directors or otherwise). In 1998, Mr. Glenn R. Simmons deliberated on compensation for executive officers for both Keystone, including Robert W. Singer, and CompX.

     The Company engaged and paid to Rogers & Hardin, LLP, a law firm of which the Company's director Edward J. Hardin is a partner, $340,560 in fees for services Rogers & Hardin LLP rendered to the Company in 1998 in connection with the Company's initial public offering, the Company's acquisition of Fort Lock Corporation and Timberline Lock, Ltd. and general corporate matters. The Company expects to continue its relationship with Rogers & Hardin LLP in 1999.


                        REPORT ON EXECUTIVE COMPENSATION

     During 1998, the Company's chairman of the board, the Board of Directors and the MD&C Committee administered matters regarding compensation of the Company's executive officers. This report is submitted by such individuals in their respective capacities, as set forth below. The Company's MD&C Committee consists of individuals who are neither officers nor employees of the Company or its subsidiaries.

     The Company's compensation system with respect to its executive officers, including the chief executive officer, consists of three primary components: base salary, annual variable cash compensation pursuant to the Company's variable compensation plan, and the grant of stock-based compensation such as performance awards, stock options and similar awards pursuant to the 1997 Plan.

     Through the use of salary and annual variable cash compensation, the Company seeks to achieve a balanced compensation package that will attract and retain high quality key executives, appropriately reflect each such executive officer's individual performance, contributions and general market value, and provide further incentives to such officers to maximize annual operating performance and long-term shareholder value. It is also the Company's policy that a significant portion of any incentive compensation paid be related to the performance of the Company's equity securities and have a commonality of interest with the stockholders of the Company, which objectives are generally met through the periodic grant of stock options, since the amount realized from stock options depends entirely on the appreciation of the stock into which the options are exercisable. Therefore, unless the price of the Company's equity securities increases over the term of a stock option, an employee will receive no compensation from the option.

1998 Compensation Determinations Prior to the Company's Initial Public Offering

     Prior to the Company's initial public offering, the chairman of the board at the time, Glenn R. Simmons, determined the base salaries of those executive officers employed by the Company. Concurrently with the Company hiring Mr. Compofelice as its chairman of the board and chief executive officer in February 1998, Mr. Simmons determined Mr. Compofelice's base salary. Subsequent to the Company's initial public offering, the Company did not make any adjustments to executive officer base salaries in 1998.

     In February 1998, the Board of Directors granted under the 1997 Plan certain performance grants of Common Stock that were subject to the consummation of the Company's initial public offering. Pursuant to such performance grants and upon the consummation of the Company's initial public offering, Mr. Joseph
S. Compofelice received 100,000 shares of CompX Class A Common Stock and Messrs. David A. Bowers, Glenn R. Simmons, Ronald J. Simmons and Robert W. Singer each received 16,220 shares of CompX Class A Common Stock. The Board of Directors considered the performance grants as one-time bonuses that would reward the recipients for prior contributions to the Company and/or the success of the Company's initial public offering.

     In March 1998, upon the recommendation of Mr. Compofelice, the Board of Directors granted nonqualified stock options to its executive officers and others under the 1997 Plan. The stock option grants were subject to, among other things, the consummation of the Company's initial public offering, vested 20% on each of the first five anniversaries of their date of grant and had terms of 10 years. The exercise price for these stock options was the price to the public in the Company's initial public offering. Other than these stock option grants, the Company did not grant any other stock-based compensation awards to its executive officers in 1998.

1998 Variable Cash Compensation

     Awards under the Company's variable compensation plan constitute a significant portion of an executive's potential annual cash compensation (between 0% and 150% of base salary for the chief executive officer and certain executive officers). Awards are based primarily on the Company, or the employee's principal business unit, achieving annual predetermined operating income goals. The Company's management makes recommendations to the Board of Directors regarding the operating income plan for the year after reviewing market conditions and the Company's operations, competitive position, marketing opportunities and strategies for maximizing financial performance. The Board of Directors approves this recommendation with modifications it deems appropriate. Based on the 1998 business plan, the Board of Directors set the Company's and its business units' operating income goals at three levels that are designed to help focus the Company's executives on achieving superior annual operating results in light of existing conditions: a threshold level, which is the minimum operating income level for any award to be made under the variable compensation plan (the "Minimum Level"), a target level (the "Target Level") and a maximum level (the "Maximum Level"). The variable compensation plan, in combination with base salary, is designed to pay executive officers and other eligible participants annual cash compensation below competitive compensation levels if the Minimum Level is not achieved. The Company did not make any other bonus awards to executive officers outside of the variable compensation plan in 1998.

     Pursuant to the variable compensation plan, if operating income is below the Minimum Level, no variable compensation is paid. If the Minimum Level is met, executive officers are eligible to receive variable compensation payments that in 1998 ranged between 20% and 50% of base salary, depending on the executive. If the Target Level is reached, the range of variable compensation payments is higher, and in 1998 ranged between 30% and 100% of base salary, depending on the executive. If the Maximum Level is reached or exceeded, executives are eligible to receive the highest variable compensation payments, and in 1998 the range of payments for which executives were eligible was between 40% and 150% of base salary, depending on the executive. In view of the achievement of operating income during 1998 between the Target Level and the Maximum Level, in 1998 the MD&C Committee approved Target Level payments under the variable compensation plan to the executive officers, including the chief executive officer.

1998 Executive Officer Services Provided by Valhi

     In 1998, Valhi provided through certain of its employees or employees of its affiliates, certain executive officer functions pursuant to the Valhi ISA. The Board of Directors, with Messrs. Compofelice, Simmons and Singer abstaining, considered and approved the terms of the Valhi ISA, pursuant to which Valhi and its affiliates provided the services of Bobby D. O'Brien, the Company's chief financial officer until December 1998, among others. The amount of the fee paid by the Company under the Valhi ISA with respect to executive officer services represents, in the view of the Board of Directors, the reasonable equivalent of "compensation" for such services. The Board of Directors approval of the portion of the fee paid by the Company under the Valhi ISA for executive officer services was based on the general business knowledge of the members of the Board of Directors and no specific survey, study or other analytical process was utilized in such approval.

1999 Employee Base Salaries

     The Company's policy for 1999 is that the MD&C Committee will review any recommendations of the chief executive officer regarding changes in base salaries for executive officers other than himself. Reviews regarding changes in the base salaries of executive officers will occur no more frequently than annually. When recommendations regarding changes in base salary levels are made by the chief executive officer, the MD&C Committee may take such actions, including any modifications to the recommendation, as it deems appropriate. If the MD&C Committee decides a change in the base salary of the chief executive officer is warranted, the MD&C Committee will make the recommendation to the Board of Directors and the Board of Directors may take such actions, including any modifications to the recommendation, as it deems appropriate. In each case, the determinations of the MD&C Committee and the Board of Directors may be based primarily on a subjective evaluation of past and potential future individual performance and contributions and alternative opportunities that might be available to the executives in question. The MD&C Committee may also review compensation data from companies employing executives in positions similar to those whose salaries were being reviewed as well as market conditions for executives in general with similar skills, background and performance levels, both inside and outside of the furniture components industry (such companies may include companies contained in the peer group index plotted on the Performance Graph following this report), and other companies with similar financial and business characteristics as the Company, or where the executive in question has similar responsibilities.

1999 Variable Cash Compensation

     In February, the Board of Directors formalized the variable compensation plan with the adoption, subject to stockholder approval, of the CompX International Inc. Variable Compensation Plan. See the Proposal to Approve the CompX International Inc. Variable Compensation Plan (Proposal 2) for a description of the Plan. Pursuant to the Plan, and subject to stockholder approval, the MD&C Committee set the Minimum, Target and Maximum operating income performance levels under the Plan based on the Company's 1999 business plan that the Board of Directors approved. For 1999, the variable compensation plan, in combination with base salary, is designed to pay executive officers and other eligible participants annual cash compensation below competitive compensation levels if the Minimum Level is not achieved.

     Apart from the variable compensation plan, the MD&C Committee may award other bonuses as the MD&C Committee deems appropriate from time to time under its general authority or under a separate discretionary plan.

1999 Stock-Based Compensation

     The 1997 Plan supports the goal of maximizing long-term shareholder value by providing for stock-based compensation, the value of which is directly related to increases in shareholder value. Stock option grants, in particular, are considered a significant element of the Company's total compensation package for the chief executive officer and the other executive officers of the Company. The MD&C Committee believes that compensation linked to stock price performance helps focus the executives' attention on management of the Company from the shareholders' perspective.
Tax Code Limitation on Executive Compensation Deductions

     In 1993, Congress amended the Internal Revenue Code to impose a $1.0 million deduction limit on compensation paid to the chief executive officer and the four other most highly compensated executive officers of public companies, subject to certain transition rules and exceptions for compensation received pursuant to non-discretionary performance-based plans approved by such company's shareholders. It is the Company's general policy to structure the performance-based portion of the compensation of its executive officers in a manner that permits the Company to deduct fully such compensation.

     The foregoing report is submitted by the following individuals in the capacities indicated:

Paul M. Bass, Jr.          Edward J. Hardin           Robert W. Singer
Director and chairman of   Director                   Director
the MD&C Committee

David A. Bowers            Ann Manix
Director and Vice          Director and member of
President and President    the MD&C Committee
of CompX Security
Products

Joseph S. Compofelice      Glenn R. Simmons
Chairman of the Board,     Director
President and Chief
Executive Officer


                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total stockholder return on CompX Class A Common Stock against the cumulative total return of the Russell 2000 Stock Index and a self-selected peer group of companies index for the period commencing March 6, 1998 (the date upon which the Commission first registered the CompX Class A Common Stock under
Section 12 of the Exchange Act) and ending December 31, 1998. The self-selected peer group index is comprised of Bush Industries, Inc., Herman Miller, Inc., HON Industries Inc., Interface, Inc., Knape & Vogt Manufacturing Company, Knoll, Inc., Leggett & Platt, Incorporated and Steelcase Inc. The graph shows the value at December 31, 1998 assuming an original investment of $100 and reinvestment of cash dividends and other distributions to stockholders.

       Comparison of Cumulative Return Among CompX International Inc., the Russell 2000 Index and a Self-Selected Peer Group Index

                        [PERFORMANCE GRAPH GOES HERE]

                                           March 6, 1998     December 31, 1998
                                         ------------------  -----------------

CompX International Inc.................        $100                $132

Russell 2000 Index......................         100                  92

Self-Selected Peer Group Index..........         100                  71



                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Relationships with Related Parties. As set forth under the caption "Security Ownership," Harold C. Simmons, through Contran, may be deemed to control the Company. The Company and other entities that may be deemed to be controlled by or affiliated with Mr. Simmons sometimes engage in (a) intercorporate transactions such as guarantees, management and expense sharing arrangements, shared fee arrangements, joint ventures, partnerships, loans, options, advances of funds on open account and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties and
(b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of a publicly held minority equity interest in another related party. The Company continuously considers, reviews and evaluates and understands that Contran and related entities consider, review and evaluate transactions of the type described above. Depending upon the business, tax and other objectives then relevant, it is possible that the Company might be a party to one or more of such transactions in the future. In connection with these activities the Company may consider issuing additional equity securities or incurring additional indebtedness. The Company's acquisition activities have in the past and may in the future include participation in the acquisition or restructuring activities conducted by other companies that may be deemed to be controlled by Mr. Simmons. It is the policy of the Company to engage in transactions with related parties on terms, in the opinion of the Company, no less favorable to the Company than could be obtained from unrelated parties.

     No specific procedures are in place that govern the treatment of transactions among the Company and its related entities, although such entities may implement specific procedures as appropriate for particular transactions. In addition, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors and officers owe fiduciary duties of good faith and fair dealing to all stockholders of the companies for which they serve.

     Intercorporate Services Agreements. Under the Valhi ISA, Valhi renders or provides for certain management, financial and administrative services to the Company on a fee basis. Such fees are based upon estimates of time devoted to the affairs of the Company by individual Valhi employees and the salaries of such persons. The Company paid Valhi fees of $310,000 for services rendered under the Valhi ISA in 1998. In addition, Valhi charged the Company for the out-of-pocket costs incurred in rendering such services. The Valhi ISA automatically extends on a quarter-to-quarter basis, subject to termination by either party pursuant to written notice 30 days prior to a quarter-end, and may be amended by mutual agreement.

     Under the ISA between the Company and NL (the "NL ISA"), NL makes available to CompX certain occupancy and related office services for CompX's offices in Houston, Texas on a fee basis. Such fees are based upon estimates of NL's costs of providing such services to CompX. The Company paid NL fees of $43,750 for such services rendered in 1998. In addition, NL charged the Company for the out-of-pocket costs incurred in rendering such services. The NL ISA automatically extends on a quarter-to-quarter basis, subject to termination by either party pursuant to written notice 30 days prior to a quarter-end, and may be amended by mutual agreement.

     Loans and Advances with Related Companies. On December 12, 1997, the Company paid a $50 million dividend to Valcor in the form of a demand note (the "Valcor Note"). The Valcor Note was unsecured and bore interest at a fixed rate of 6% per annum. On February 26, 1998, the Company entered into a new $100 million revolving bank credit facility and utilized borrowings under the facility to repay fully the Valcor Note.

     From time to time the Company may make advances to and borrow from Valcor, Valhi and other related parties pursuant to term or demand loans. It is anticipated that such loans and advances will principally be made for cash management purposes.

     Insurance Brokerage Commissions. NL Insurance Ltd. of Vermont ("NL Insurance"), Valmont and EWI RE, Inc. ("EWI") arrange for or broker certain of the Company's insurance policies. NL Insurance is a wholly owned captive insurance company of Tremont. Valmont is a wholly owned captive insurance company of Valhi. Parties related to Contran own 90% of the outstanding common stock of EWI, and a son-in-law of Harold C. Simmons manages the operations of EWI. Consistent with insurance industry practices, NL Insurance, Valmont and EWI receive commissions from the insurance and reinsurance underwriters for the policies that they arrange or broker. During 1998, the Company and its subsidiaries paid approximately $237,000 for policies arranged or brokered by NL Insurance, Valmont and/or EWI. These amounts principally included payments for reinsurance and insurance premiums paid to unrelated third parties, but also included commissions paid to NL Insurance, Valmont and EWI. In the Company's opinion, the amounts that the Company and its subsidiaries paid for these insurance policies are reasonable and similar to those they could have obtained through unrelated insurance companies and/or brokers. The Company expects that these relationships with NL Insurance, Valmont and EWI will continue in 1999.

     Tax Agreement for Periods Prior to the Company's Initial Public Offering. Prior to the Company's initial public offering of CompX Class A Common Stock, the Company, Valcor and Valhi were members of Contran's consolidated United States federal income tax group (the "Contran Tax Group"). The policy for intercompany allocation of federal income taxes provided that subsidiaries included in the Contran Tax Group provide for federal and certain state income taxes on a separate company basis. Accordingly, CompX made payments to, or received payments from, Valcor in the amount they would have paid to or received from the Internal Revenue Service had they not been members of the Contran Tax Group. The separate company provisions and payments were computed using the tax elections made by Contran. The Company and Valcor entered into a tax sharing agreement (the "Tax Sharing Agreement") that provides for the allocation of tax liabilities and tax payments as described above. For all periods prior to the Company's initial public offering of CompX Class A Common Stock in March 1998, the Company was a member of the Contran Tax Group. The Company is jointly and severally liable for the federal income tax of Contran and the other companies included in the Contran Tax Group for all periods in which the Company was included in the Contran Tax Group. Valcor and Valhi have agreed, however, to indemnify the Company for any liability for income taxes of the Contran Tax Group in excess of the Company's tax liability computed in accordance with the Tax Sharing Agreement. Upon consummation of the Company's initial public offering, for federal tax purposes the Company became a separate United States taxpayer and is no longer a member of the Contran Tax Group.

                PROPOSAL TO APPROVE THE COMPX INTERNATIONAL INC.
                           VARIABLE COMPENSATION PLAN
                                  (Proposal 2)

     The Board of Director seeks the approval of the Company's stockholders of the CompX International Inc. Variable Compensation Plan. The Board of Directors adopted the Plan in February 1999 subject to stockholder approval. The text of the Plan is attached as Appendix A. The description of the Plan in this proxy statement is qualified in its entirety by reference to the complete text of the Plan in Appendix A.

General

     The Board of Directors believes short term incentive compensation is an important element of compensation in order to attract and retain high quality executives, officers and employees and provide further incentives to such executives and employees to maximize the Company's annual financial performance and thereby increase stockholder value. To this end, the Board of Directors adopted the Plan to provide an annual incentive to all participants in the Plan. The Plan rewards employees based on business unit annual performance. The Board of Directors submits the Plan to the Company's stockholders for approval in accordance with certain legal requirements that, if complied with, would allow the Company to deduct fully compensation paid under the Plan.

     AN AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES OF THE COMPX CLASS A AND CLASS B COMMON STOCK PRESENT AND VOTING AS A SINGLE CLASS AT THE MEETING IS NECESSARY FOR APPROVAL OF THE PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPX INTERNATIONAL INC. VARIABLE COMPENSATION PLAN.

Summary Description of the Plan

     Participation and Administration. The Company's management selects from among the Company's employees those who shall participate in the Plan and the award group in which each such participant shall be included. The MD&C Committee or such other committee as is designated by the Board from time to time (the "Committee"), however, determines participation by the Company's executive officers. Approximately 82 employees, including the Company's chief executive officer and other executive officers, currently participate in the Plan. Any employee, other than certain executive officers, may be selected as a participant in the Plan at any time during the year. Certain executive officers may be designated as participants under the Plan only during the first 90 days of each fiscal year ("Certain Executive Officers"). These Certain Executive Officers are executive officers who would be entitled to receive an award under the Plan and if the award did not qualify as performance based compensation under the Code the award would prevent the Company from fully deducting the compensation paid to such executive officer. The Committee administers the Plan and consists of two or more members who meet the requirements of Section 162(m) of the Code.

     Determination of Variable Compensation Awards. Prior to the 90th day of the current fiscal year, the Board of Directors shall approve the annual operating plan for the Company and each of its business units for such year. Based on such approved annual operating plan, the Committee shall establish financial performance goals at three levels, the minimum, target and maximum performance levels for the Company and each of its business units. The Committee, in its discretion, establishes the applicable objective financial performance criteria for determining Company and business unit performance levels. For 1999 (subject to stockholder approval of the Plan), the Committee used operating income as the measure to determine financial performance for variable compensation. During the first 90-day period of each year, the Committee also sets the performance percentage applicable to each business unit performance level that could be achieved under the Plan by the participants under the Plan. In the event that the achieved performance by a business unit is below the minimum business unit performance level for such year, no payments shall be made to those participants under the Plan whose variable compensation award is based solely on such business unit's performance. The chief executive officer, with respect to Plan participants other than the executive officers, and the Committee, with respect to executive officers other than Certain Executive Officers, may approve payments of special awards to participants designated by the chief executive officer or the Committee, respectively.

     Within 90 days of the end of each fiscal year, the Committee determines and approves the performance level achieved by each of the Company's business units for such ended fiscal year. Such levels are then used in determining the corresponding performance percentage and award for each Plan participant. Each participant's award under the Plan is determined by multiplying the applicable performance percentage times such participant's base salary. The Committee approves payment of the variable compensation awards in the aggregate to all participants and to each of the executive officers including the chief executive officer. Except in the case of death or total disability, a participant must be employed by the Company on the date the Committee approves the awards for the completed fiscal year in order for such participant to receive an award under the Plan for such year. No participant may receive payments under the Plan in excess of $3 million annually nor, without the consent of the Committee, receive payments under the Plan that the Company cannot fully deduct under the Code.

     The amounts that any participant in the Plan, including the chief executive officer and other executive officers, will receive under the Plan is not determinable in advance prior to the completion of the Company's fiscal year and the determination by the Committee of the actual performance level the Company and/or applicable business units achieved for such year.

     The Plan is essentially what the Company used to determine variable compensation that it paid to certain of its employees in 1998. The Company paid an aggregate of approximately $1.4 million in variable compensation to its employees in 1998 under procedures similar to that of the Plan, approximately $0.8 million of which went to the Company's executive officers. For more information regarding the variable compensation amounts paid in 1998 to the named executive officers see the bonus column of the Summary Compensation Table above. See also the "Report on Executive Compensation."

     Pursuant to the Plan, and subject to stockholder approval, the MD&C Committee in 1999 set the minimum, target and maximum operating income performance levels under the Plan based on the Company's 1999 business plan that the Board of Directors approved. If the Company achieves the 1999 minimum level operating performance, executive officers are eligible to receive variable compensation payments that range between 20% and 50% of base salary, depending on the executive. If the Company achieves the 1999 target performance level, executive officers are eligible to receive variable compensation payments that range between 30% and 100% of base salary, depending on the executive. If the Company achieves the 1999 maximum performance level, executive officers are eligible to receive variable compensation payments that range between 40% and 150% of base salary, depending on the executive.

     Certain Executive Officers. The Plan, as adopted in February 1999, includes various limitations required by section 162(m) of the Code applicable only to Certain Executive Officers. For example, the salary used to determine awards of Certain Executive Officers is the actual regular salaries at the rate in effect prior to the 90th day of the applicable fiscal year. Furthermore, the applicable business unit performance percentages and performance levels with respect to Certain Executive Officers may not be changed after the first 90 days of the fiscal year. Finally, no discretionary awards or bonuses may be paid to such officers under the Plan. However, the Committee or the Board of Directors may approve awards or bonuses under their general authority or under any other discretionary plan.

     In the event the Committee determines, on the advice of tax counsel, that section 162(m) of the Code will not adversely affect the deductibility for federal income tax purposes of any amount paid to Certain Executive Officers if the limitations set forth in the Plan with respect to Certain Executive Officers are disregarded, then the Committee in its discretion may disregard such limitations.

     Amendments. The Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely.

     Rights of Participants and Nontransferability. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate or change a participant's employment at any time, nor confer upon any participant, any right to continue in the employ of the Company for any period of time or to continue such participant's present or any other rate of compensation. No participant in a previous fiscal year, or other employee at any time, shall have a right to be selected for participation in the Plan in a current or future year. No right or interest of any participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge and bankruptcy.

     Effective Date. Subject to stockholder approval, the Plan is effective as of January 1, 1999.

                                 OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Meeting. If any other matters properly come before the Meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their best judgment.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of PricewaterhouseCoopers LLP served as the Company's primary independent public accountants for the year ended December 31, 1998 and is expected to be considered for appointment as such for the year ended December 31, 1999. Representatives of PricewaterhouseCoopers LLP are not expected to attend the Meeting.

                STOCKHOLDER PROPOSALS FOR ANNUAL MEETING IN 2000

     Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual stockholder meetings, consistent with rules adopted by the Commission. Such proposals must be received by the Company not later than December 11, 1999 to be considered for inclusion in the proxy statement and form of proxy relating to the Annual Meeting of Stockholders in 2000. For proposals to be brought at the 2000 Annual Meeting of Stockholders but not included in the proxy statement for such meeting, the Company's bylaws require that the proposal must be delivered to or mailed and received at the principal executive offices of the Company no later than ten days following the date on which notice of the date of the annual meeting was mailed or public disclosure of the date of the meeting was made. Any such proposals should be addressed to: Corporate Secretary, CompX International Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

                        1998 ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission, is included as part of the annual report mailed to the Company's stockholders with this proxy statement. Copies of such annual report may be obtained without charge by writing: Corporate Secretary, CompX International Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.



                                COMPX INTERNATIONAL INC.




                                Dallas, Texas
                                March 31, 1999

                                   APPENDIX A

                            CompX International Inc.

                           Variable Compensation Plan

-------------------------------------------------------------------------------

                                   ARTICLE I.
                                    GENERAL

     Section 1.1. Purpose of the Plan. The purpose of the Plan is to attract and retain high quality executives, officers and employees and provide further incentives to such executives and employees to maximize the Company's annual financial performance and thereby increase stockholder value.

     Section 1.2. Definitions. Whenever used in this Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided.

          (a)  "Annual Operating Plan" shall have the meaning given such term in
     Section 4.3.

          (b) "Award Group" means one or more groups the Committee or the Company's management, as applicable, establish pursuant to the Plan and to which the Committee or the Company's management, as applicable, may delegate Participants from time to time.

          (c)  "Base Salary" means:

               (i) with respect to Participants other than Certain Executive Officers, the regular salary actually paid during a Plan Year to a Participant while participating in the Plan, including any salary reduction contributions made to the Company's 401(k) Plan or other deferred compensation plans, but excluding any Variable Compensation Awards under the Plan and any other bonuses, incentive pay or special awards; and

               (ii) with respect to Certain Executive Officers, the Certain Executive Officer's actual regular salary at the rate in effect prior to the ninetieth (90th) day of the Plan Year and not after the date the Company Performance Levels are established, including any salary reduction contributions made to the Company's 401(k) Plan or other deferred compensation plans, but excluding any Variable Compensation Awards under the Plan and any other bonuses, incentive pay or special awards.

          (d)  "Board" means the board of directors of CompX International Inc.

          (e) "Certain Executive Officer" means for each Plan Year, each Executive Officer on the ninetieth day of the Plan Year whose Base Salary and Award Group would entitle the Executive Officer, upon the Company achieving the Maximum Company Performance Level for such Award Group, to receive a Variable Compensation Award that if the award did not qualify as performance based compensation under the Code would prevent the Company from fully deducting the compensation paid to such Executive Officer in such Plan Year pursuant to section 162(m) of the Code.

          (f)  "Code" means the Internal Revenue Code of 1986, as amended.

          (g) "Committee" means the Management Development and Compensation Committee of the Board or such other committee as may be designated from time to time by the Board, which shall consist of two or more members who meet the requirements of section 162(m) of the Code. The members of the Committee shall be appointed by the Board, and any vacancy on the Committee shall be filled by the Board.

          (h) "Company" means CompX International Inc. and its direct or indirect subsidiaries.

          (i) "Company Performance Level" means with respect to each Award Group the Minimum Company Performance Level, Target Company Performance Level or Maximum Company Performance Level (each as described in
     Section 4.3 below) achieved or to be achieved by the Company or applicable Company business unit for the applicable Plan Year.

          (j)  "Employee" means an employee of the Company.

          (k) "Executive Officer" shall mean an "executive officer" as set forth in rule 3b-7 promulgated under the Securities Exchange Act of 1934.

          (l) "401(k) Plan" means an employee welfare plan of the Company qualified under the provisions and regulations of section 401(k) of the Code.

          (m) "Maximum Company Performance Level" shall have the meaning given such term in Section 4.3.

          (n) "Minimum Company Performance Level" shall have the meaning given such term in Section 4.3.

          (o) "Participant" means an Employee, including an Executive Officer, the Committee or the Company's management, as applicable, selects or designates pursuant to the Plan for participation in the Plan for a specified Plan Year.

          (p) "Performance Percentage" means with respect to an Award Group the percentage the Committee assigns to the Award Group at each different Company Performance Level for the Award Group.

          (q)  "Plan Year" means the Company's fiscal year.

          (r) "Target Company Performance Level" shall have the meaning given such term in Section 4.3.

          (s) "Total and Permanent Disability" shall have the meaning given such term in the retirement programs of the Company.

          (t) "Retirement" shall have the meaning given such term in the retirement programs of the Company.

          (u) "Variable Compensation Award" with respect to any Participant for any Plan Year means an amount to be paid by the Company to such Participant under the terms of the Plan equal to the product of (A) the applicable Performance Percentage for such Participant for such Plan Year, times (B) the Base Salary of such Participant for such Plan Year.

     Section 1.3. Gender and Number. Except when otherwise indicated by the context, words in the masculine gender, when used in the Plan, shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                  ARTICLE II.
                           ADMINISTRATION OF THE PLAN

     Section 2.1.  Administration.

          (a) The Committee shall administer the Plan. Except with respect to the Committee's administrative authority regarding Executive Officers, the Committee may delegate its day-to-day administrative authority regarding the Plan to the chief executive officer. The chief executive officer may in turn re-delegate from time to time said administrative authority to such officers and employees of the Company as he or she deems appropriate. The Company's management shall assist and provide such recommendations to the Committee as the Committee may request from time to time in connection with the administration of the Plan.

          (b) Subject to the limitations of the Plan, the Committee shall, in addition to other powers and duties the Plan gives the Committee elsewhere in the Plan: (i) designate and approve Performance Percentages applicable in determining Variable Compensation Awards for payment to Participants in such forms and amounts as it shall determine from time to time, (ii) impose such limitations, restrictions and conditions upon such Variable Compensation Awards as it shall deem appropriate, (iii) interpret the Plan and adopt, amend and rescind administrative guidelines relating to the Plan, (iv) correct any defects or omissions or reconcile any inconsistencies in the Plan, the Performance Percentages or in any Variable Compensation Award granted hereunder and (v) make all other necessary determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding.

          (c) All expenses associated with the Plan shall be borne by the Company subject to such allocation to its subsidiaries and business units as it deems appropriate.

                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION


     Section 3.1. Eligibility and Participation. Subject to the limitations of the Plan, the Committee shall determine the Executive Officers to be selected as Participants under the Plan and the Award Groups in which each such Executive Officer shall be included. Except for Executive Officers, the Company's management shall determine the Employees to be selected as Participants under the Plan and the Award Group in which each such Participant shall be included. Any Employee, except Certain Executive Officers, may be designated and selected as a Participant in the Plan at any time during a Plan Year, including after the ninetieth (90th) day of such Plan Year.

                                  ARTICLE IV.
                         VARIABLE COMPENSATION AWARDS

     Section 4.1. Designation of Variable Compensation Awards. The Company's management shall approve, or in case of Executive Officers recommend to the Committee, the Performance Percentage and the corresponding Variable Compensation Award to be paid to each Participant in accordance with the terms of the Plan for the immediately preceding Plan Year. Within the first ninety
(90) days after the end of each Plan Year, the Committee shall review such recommendations, make any adjustment it deems appropriate in accordance with the terms of the Plan, and approve the grant and payment of the corresponding Variable Compensation Awards in the aggregate and to the Executive Officers.

     Section 4.2. Establishment of Performance Percentages. Management of the Company shall assist and provide to the Committee management's recommendations regarding the Performance Percentages applicable to each Company Performance Level for each Award Group. No later than the ninetieth (90th) day of each Plan Year, the Committee shall review such recommendations, make any adjustments it deems appropriate in accordance with the terms of the Plan, and approve the Performance Percentages for all Award Groups. In the event the Committee takes no action prior to the ninetieth (90th) day of such Plan Year to change, amend or rescind the Performance Percentages in effect for the immediately preceding Plan Year, the Performance Percentages for such Plan Year shall be deemed to be the Performance Percentages for the Award Group or similar Award Group in the immediately preceding Plan Year.

     Section 4.3. Company Performance Levels. Prior to the ninetieth (90th) day of a Plan Year, the Company's management shall make recommendations to the Board regarding the annual operating plan for the Company and each of the Company's business units for such Plan Year (the "Annual Operating Plan"). The Board shall approve the Annual Operating Plan with any modifications it deems appropriate. Based on the approved Annual Operating Plan for such Plan Year, the Committee shall establish the financial performance goals for the Company and its applicable business units at the following three levels, which shall be designed to help focus the Participants' attention on achieving superior annual financial performance results in light of existing conditions: a threshold level, which is the minimum financial performance income level for any award to be made under the Plan (the "Minimum Company Performance Level"), a target financial performance income level (the "Target Company Performance Level") and a maximum financial performance level (the "Maximum Company Performance Level"). The Committee shall in its discretion establish the applicable objective Company financial performance criteria for determining Company Performance Levels.

     Section 4.4. Determination of Performance Percentages. Performance Percentages for all Award Groups shall be based upon the Performance Percentage assigned by the Committee for such Participant's Award Group with respect to each achieved Company Performance Level for such Plan Year. In the event that the Company Performance Level achieved is below the Minimum Company Performance Level, the Variable Compensation Award for all Participants subject solely to such Company Performance Level shall be 0%. The Performance Percentages with respect to each Award Group for any Plan Year may be set or changed by the Committee during the first ninety (90) days of such Plan Year.

     Section 4.5. Adjustment of Company Performance Levels. Except with respect to Certain Executive Officers as provided in Article VI, if during any Plan Year external or internal changes or other unanticipated business conditions have materially affected the appropriateness of the Company Performance Levels, the Committee may, in its sole discretion, determine appropriate increases or decreases to the Company Performance Levels for such Plan Year.

     Participants shall not be entitled to any Variable Compensation Award under the Plan unless the Company achieves at the corresponding Company Performance Level. Except as provided in Article VI, however, the chief executive officer, in the case of Participants other than Executive Officers, and the Committee, in the case of Executive Officers other than Certain Executive Officers, may approve payment of special awards to designated Participants.

     Section 4.6. Determination of Company Performance Level Achieved and Payment of Variable Compensation Awards. Within ninety (90) days after the end of each Plan Year, the Company's management shall report to the Committee the Company Performance Level achieved by the Company and each applicable business unit for such Plan Year. The Committee shall review such report and certify in writing or set forth in a resolution of the Committee the Company Performance Level achieved by the Company and each applicable Company business unit for such Plan Year. Such achieved Company Performance Level shall be used in determining the corresponding Performance Percentage and Variable Compensation Award for such Plan Year as provided in Sections 4.1 and 4.4. The Committee shall approve the grant and payment of the corresponding Variable Compensation Awards to Participants pursuant to terms of the Plan. Payment of Variable Compensation Awards shall be made following certification by the Committee of the Company Performance Level achieved for such Plan Year and shall be paid in cash. Except as provided in Article V, Participants must be employed by the Company on the date the Committee certifies the Company Performance Level achieved for such Plan Year to receive the approved award for such Plan Year.

     Section 4.7. Limitation on Payments. The amount payable to a Participant pursuant to this Plan with respect to any Plan Year shall not exceed $3 million. Without the written consent of the Committee, the Company shall not pay any amount to a Participant pursuant to this Plan with respect to any Plan Year unless the Company can fully deduct such amount pursuant to section 162(m) of the Code.

                                   ARTICLE V.
                           TERMINATION OF EMPLOYMENT

     Section 5.1. Termination of Employment Due to Death, Disability, Retirement, Or Transfer To Affiliate Not Included In Plan. In the event a Participant's employment with the Company is terminated by reason of death, Total and Permanent Disability, Retirement or a Participant is transferred to an affiliate that does not participate in the Plan, the Participant's Variable Compensation Award shall be based on (i) the Participant's actual Base Salary paid through the date of termination or transfer and (ii) the applicable Performance Percentage. The Variable Compensation Award shall be paid in accordance with Article IV.

     Section 5.2. Termination For Any Other Reason. Except for terminations listed in Section 5.1, in the event a Participant's employment is terminated for any other reason including voluntary and involuntary termination prior to certification by the Committee of the Company Performance Level achieved for such Plan Year, the Participant shall not be entitled to a Variable Compensation Award with respect to such Plan Year. However, the chief executive officer, in his sole discretion, may approve the payment to such Participant of a Variable Compensation Award under the Plan with respect to such Plan Year, except that in the case of Executive Officers the chief executive officer may make such recommendation to the Committee, which shall have sole discretion to approve such award.

                                  ARTICLE VI.
                           CERTAIN EXECUTIVE OFFICERS

     Section 6.1.  Applicability Of Article VI.  The provisions of this
Article VI shall apply only to Certain Executive Officers. In the event of any inconsistencies between this Article VI and the other Plan provisions, the provisions of this Article VI shall control.

     Section 6.2. Performance Levels and Award Group Determinations. Prior to ninety (90) days after the beginning of the Plan Year, the Committee shall determine the Certain Executive Officers to be selected as Participants under the Plan and the Award Groups in which each such Certain Executive Officer shall be included.

     Section 6.3. No Mid-Year Change In Award Percentages. Variable Compensation Awards for Certain Executive Officers shall be based solely on the Performance Percentage for the applicable Award Group as set by the Committee during the first ninety (90) days of the Plan Year.

     Section 6.4. No Adjustments Of Performance Goals. Once established, Company Performance Levels shall not be changed after the first ninety (90) days of the Plan Year with respect to Certain Executive Officers. Certain Executive Officers shall not receive any Variable Compensation Award under this Plan when the Company or the applicable Company business unit fails to achieve at least the applicable Minimum Company Performance Level.

     Section 6.5. Discretionary Adjustments. The Committee retains the discretion to eliminate or decrease the amount of the Variable Compensation Award otherwise payable to a Certain Executive Officer.

     Section 6.6. Possible Modification. If, on advice of the Company's tax counsel, the Committee determines that Code section 162(m) and the regulations thereunder (or similar successor section and regulations) will not adversely affect the deductibility for federal income tax purposes of any amount paid to a Certain Executive Officer under the Plan by disregarding one or more of the limitations regarding Certain Executive Officers in this Plan, then the Committee may, in its sole discretion, disregard such limitations.

     Section 6.7. No Discretionary Awards or Bonuses. No discretionary awards or bonuses shall be paid to Certain Executive Officers pursuant to this Plan. However, nothing in this Plan shall be construed as limiting the right of the Committee or the Board to make any other award or bonus under their general authority or under any other plan.

                                  ARTICLE VII.
                            MISCELLANEOUS PROVISIONS

     Section 7.1. Nontransferability. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge and bankruptcy.

     Section 7.2. Tax Withholding. The Company shall have the right to deduct from all awards or payments under this Plan, any foreign, federal, state or local taxes required by law to be withheld with respect to such payments.

     Section 7.3. Amendments. The Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely.

     Section 7.4. Indemnification. Each person who is or shall have been a member of the Committee or the Board or who is or shall have been an Employee of the Company acting on behalf of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense, including without limitation, fees and expenses of legal counsel, that may have been imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

     Section 7.5. Beneficiary Designation. Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he received any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during his lifetime. In the absence of any such designation, or if the designated beneficiary is no longer living, benefits shall be paid to the surviving member(s) of the following classes of beneficiaries, with preference for classes in the order listed below:

          (a) Participant's spouse (unless the parties were divorced or legally separated by court decree);

          (b)  Participant's children (including children by adoption);

          (c)  Participant's parents (including parents by adoption); and

          (d)  Participant's executor or administrator.

     If a class has more than one member, benefit payments shall be made in equal shares among members of the class.

     Section 7.6. Rights of Participants. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate or change a Participant's employment at any time, nor confer upon any Participant, any right to continue in the employ of the Company for any period of time or to continue his present or any other rate of compensation. No Participant in a previous Plan Year, or other employee at any time, shall have a right to be selected for participation in a current or future Plan Year.

     Section 7.7. Governing Law. The Plan shall be construed in accordance with and governed by the laws of the state of Texas.

     Section 7.8. Effective Date. The Plan shall be deemed effective as of January 1, 1999.

     EXECUTED to evidence this CompX International Inc. Variable Compensation Plan adopted by the Board on February 17, 1999 to be effective as of January 1,
1999 and approved by the Company's stockholders on          ,     .
                                                   ------ --  ----


                                CompX International Inc.




                                By:
                                    --------------------------------
                                    A. Andrew R. Louis, Secretary




                            CompX International Inc.
                       16825 Northchase Drive, Suite 1200
                             Two Greenspoint Plaza
                             Houston, Texas   77060


PROXY

                            COMPX INTERNATIONAL INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       OF COMPX INTERNATIONAL INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 14, 1999



     The undersigned hereby appoints Joseph S. Compofelice, John A. Miller and
A. Andrew R. Louis, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 1999 Annual Meeting of Stockholders (the "Meeting") of CompX International Inc., a Delaware corporation ("CompX"), to be held at the offices of Valhi, Inc. at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas on Friday, May 14, 1999, at 10:00 a.m. (local time), and at any adjournment or postponement of said Meeting, all of the shares of class A and class B common stock, par value $0.01 per share, of CompX standing in the name of the undersigned or that the undersigned may be entitled to vote on the proposals set forth, and in the manner directed, on the reverse side.

    THIS PROXY MAY BE REVOKED AS SET FORTH IN THE COMPX PROXY STATEMENT THAT
                            ACCOMPANIED THIS PROXY.

     This proxy, if properly executed, will be voted in the manner directed on the reverse side. If no direction is made, this proxy will be voted "FOR" all nominees for election as directors named in proposal 1, "FOR" approval of the CompX International Inc. Variable Compensation Plan as described in proposal 2 and, to the extent allowed by the federal securities laws, in the discretion of the proxies as to all other matters that may properly come before the meeting and any adjournment or postponement thereof.

    PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
                               SEE REVERSE SIDE.

                            COMPX INTERNATIONAL INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [X]


1.   Election of Seven Directors

     Nominees: Paul M. Bass, Jr., David A. Bowers, Joseph S. Compofelice, Edward
               J. Hardin, Ann Manix, Glenn R. Simmons and Robert W. Singer.

     [  ] FOR all nominees

     [  ] WITHHOLD AUTHORITY to vote for all nominees

     [  ] FOR all nominees (except as marked)


     ------------------------------------------------------------------------
     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided above.)

2.   Approval of the CompX International Inc. Variable Compensation Plan.

          [  ]  FOR         [  ]  AGAINST       [  ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

          [  ]  FOR         [  ]  AGAINST       [  ]  ABSTAIN


Address Change [  ]
(Instruction:  Make necessary corrections to the mailing label.)


SIGNATURE(S)                                 DATE
              -----------------------------        -----------------------

SIGNATURE(S)                                 DATE
              -----------------------------        -----------------------

NOTE: Please sign exactly as the name that appears on this card. Joint owners should each sign. When signing other than in an individual capacity, please fully describe such capacity. The undersigned hereby revokes all proxies heretofore given to vote at said Meeting and any adjournment or postponement thereof.